As filed with the Securities and Exchange Commission on April 3, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Square Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	20-0188736
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-229337

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.25% Notes due 2026	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

This Form 8-A is being filed in connection with Oxford Square Capital Corp.’s, a Maryland corporation (the “Registrant”), offering of its 6.25% Notes due 2026 (the “Notes”). The Notes are expected to be listed on the NASDAQ Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “OXSQZ”. As of April 3, 2019, the Registrant had sold and issued $42.5 million in aggregate principal amount of the Notes.

The description of the Notes is incorporated herein by reference to (i) the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (Registration No. 333-229337) as filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the information under the headings “Summary of the Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated March 27, 2019, as filed with the SEC on March 28, 2019 pursuant to Rule 497 under the Securities Act. The foregoing prospectus and prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit
4.1	Form of Base Indenture (Filed as Exhibit d.4 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-183605), as filed on January 11, 2013 with the SEC, and incorporated herein by reference).

4.2	Form of Second Supplemental Indenture relating to the 6.25% Notes due 2026, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-229337), filed on April 3, 2019 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 6.25% Notes due 2026 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2019

Oxford Square Capital Corp.

By: /s/ Jonathan H. Cohen

Name: Jonathan H. Cohen

Title: Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
4.1	Form of Base Indenture (Filed as Exhibit d.4 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-183605), as filed on January 11, 2013 with the SEC, and incorporated herein by reference).

4.2	Form of Second Supplemental Indenture relating to the 6.25% Notes due 2026, by and between the Registrant and U.S. Bank National Association, as trustee (Filed as Exhibit d.6 to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-229337), filed on April 3, 2019 with the SEC, and incorporated herein by reference).

4.3	Form of Global Note with respect to the 6.25% Notes due 2026 (incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).